UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:  May 10, 2012

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas  75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                     Submission of Matters to a Vote of Security Holders.

(a)   The 2012 annual meeting of shareholders of Tenet Healthcare Corporation was held on May 10, 2012.

(b)   The shareholders (1) elected all of the board’s nominees for director, (2) approved, on an advisory basis, the compensation paid to the company’s named executive officers, (3) ratified the selection of Deloitte & Touche LLP as the company’s independent registered public accountants for the year ending December 31, 2012, and (4) re-approved the First Amended Tenet Healthcare Corporation Annual Incentive Plan, including the performance goals thereunder.

The final results of voting on each of the matters submitted to a vote are as follows:

1.  Election of directors:

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES

John Ellis “Jeb” Bush	285,044,492	44,461,113	180,309	49,689,934

Trevor Fetter	285,046,775	44,445,358	193,781	49,689,934

Brenda J. Gaines	268,139,842	61,358,356	187,716	49,689,934

Karen M. Garrison	285,174,435	44,319,341	192,138	49,689,934

Edward A. Kangas	281,481,080	47,995,438	209,396	49,689,934

Floyd D. Loop, M.D.	285,150,002	44,278,656	257,256	49,689,934

Richard R. Pettingill	282,715,414	46,750,905	219,595	49,689,934

Ronald A. Rittenmeyer	282,701,205	46,760,456	224,253	49,689,934

James A. Unruh	283,405,376	46,144,267	136,271	49,689,934

2.  Approval, on an advisory basis, of the compensation paid to the company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES

307,586,987	19,861,856	2,237,071	49,689,934

3.  Ratification of the selection of Deloitte & Touche LLP as the company’s independent registered public accountants for the year ending December 31, 2012:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES

376,849,138	2,274,022	252,688	—

4.  Re-approval of the First Amended Tenet Healthcare Corporation Annual Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES

324,969,704	4,374,107	342,103	49,689,934

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ Gary Ruff
Gary Ruff
Senior Vice President and General Counsel

Date: May 11, 2012